UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2009

SINO CLEAN ENERGY INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 1605, Suite B, Zhengxin Building
No. 5, Gaoxin 1st Road, Gaoxin District
Xi’an, Shaanxi Province, People’s Republic of China

 (Address of Principal Executive Offices)

(8629) 8406-7376

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On August 15, 2009, Sino Clean Energy Inc. (the “Company”) entered into Amendment Agreement (the “Amendment”) with the investors who acquired the Company’s 10% senior secured convertible notes and warrants in a private placement pursuant to a certain Securities Purchase Agreement (the “Agreement”) on July 1, 2009, in order to amend a covenant of the Company under the Agreement.

Specifically, the Amendment amends the Agreement by extending the time in which the Company must effectuate the increase of its number of authorized common shares from 45 days of July 1, 2009 to 90 days.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, a form of which is filed as an exhibit to this current report on Form 8-K.

Item 3.03          Material Modification to Rights of Security Holders

The disclosures under Item 1.01 are incorporated in this Item 3.03 by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 20, 2009	Sino Clean Energy, Inc. (Registrant)

	By:	/s/ Baowen Ren
Baowen Ren
Chief Executive Officer